UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2009

PREMIER ENERGY CORP.
(Exact name of registrant as specified in its charter)

Florida	333-145569	20-8724818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14785 Preston Road, Suite 550, Dallas, Texas  75254
(Address of principal executive offices) (zip code)

972-789-5151
(Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On December 11, 2009, Premier Energy Corp. (“Premier”), entered into a securities purchase agreement (the “Agreement”) with ROSSGAZ LLC, a limited liability company formed under the laws of the Russian Federation, (“Rossgaz) and the holder of 100% of the securities of Speckrit LLC (the “Equity Interest”), a limited liability company formed under the laws of the Russian Federation, (the “Company”).  Pursuant to the Agreement, Premier has agreed to purchase and Rossgaz has agreed to sell the Equity Interest in consideration of $65,000,000 U.S. dollars.  The closing is required to occur within 60 days.  There is no guarantee that we will be able to raise $65,000,000 and, in return, close this transaction.

Item 9.01  Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

Exhibit No.	Description of Exhibit

4.1	Securities Purchase Agreement between Premier Energy Corp., a Florida corporation and Rossgaz LLC, a limited liability corporation formed under the laws of the Russian Federation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER ENERGY CORP.

Dated: December 11, 2009	By:	/s/ Dr. Anton Prodanovic
Name: Dr. Anton Prodanovic Title: Chief Executive Officer and Director
Title